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                                 EXHIBIT 23(c)

                          CONSENT OF BEARD & COMPANY
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     We hereby consent to the incorporation by reference in this Pre-effective
Amendment No. 1 to the Registration Statement on Form S-4 of our report dated January 16, 1998, except for Note 2 as to which the date is January 26, 1998, with respect to the financial statements of Ambassador Bank of the Commonwealth, included in its Annual Report on Form 10-K for the year ended December 31, 1997, and to the reference to our Firm under the caption "Experts" in the Proxy Statement/Prospectus.


                                        /s/BEARD & COMPANY, INC.



 Allentown     , Pennsylvania
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 May 8         , 1998
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